Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) made this       day of               , 2007 by and between The Allstate Corporation, a Delaware corporation (the “Company”), and                             (“Indemnitee”), who is a director of the Company.

WITNESSETH:

WHEREAS, Section 145 of the General Corporation Law of Delaware (“Section 145”) empowers corporations to indemnify any officer, director, employee or agent, in accordance with the provisions of Section 145, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of a corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, in accordance with the provisions of said Section, and to pay, in advance of the final disposition of any such action, suit or proceeding, the expenses (including attorneys’ fees) reasonably incurred by any person, in accordance with the provisions of Section 145; and

WHEREAS, the Company and the Indemnitee recognize that today there exists a substantial amount of corporate litigation in general, which subjects directors, officers, employees and agents (including fiduciaries) to expensive litigation risks; and

WHEREAS, the Company desires to have highly competent persons serve as its directors, and acknowledges that unless directors are provided with adequate protection through insurance and indemnification against risks of claims and actions against them arising out of their service to, and activities on behalf, of the corporation highly competent persons will be less likely to serve as directors; and

WHEREAS, the Indemnitee, in recognition of the continuing commitment to serve, seeks enhanced protections deemed necessary under the present circumstances, and in contemplation of the fact that Indemnitee may not be willing to serve in such capacity without additional protection; and

WHEREAS, in recognition of Indemnitee’s need for (i) substantial protection against personal liability for services rendered to the Company, (ii) specific contractual assurance that the protection promised by the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation or Bylaws or any change in the composition of the Board of Directors of the Company or acquisition transaction relating to the Company), and (iii) an inducement to provide effective services to the Company as a director, officer, employee, or agent (including fiduciary), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Company’s directors and officers liability insurance policies; and

WHEREAS, the Board of Directors of the Company has authorized and directed the proper officers of the Company to enter into this Agreement in the name of or on behalf of the Company.

NOW, THEREFORE, in consideration of the premises, the agreements herein set forth, and other good and valuable consideration, the Company and Indemnitee hereby agree as follows:

ARTICLE I

Section 1.01       Definitions.  As used in this Agreement, the following terms have the following meanings, unless a Section of this Agreement specifically provides otherwise:

“Agreement” means this Indemnification Agreement and any amendments pursuant to Section 7.01 hereof.

“Agreement Date” means the date of this Agreement as set forth above.

“Approved Passive Holder” means, as of any date, any Person that satisfies all of the following conditions:

(a)           as of such date, such Person is a 20% Owner, but is the Beneficial Owner of less than 30% of the then-outstanding common stock and of Voting Securities representing less than 30% of the combined voting power of all then-outstanding Voting Securities of the Company;

(b)           prior to becoming a 20% Owner, such Person has filed, and as of such date has not withdrawn, or made any subsequent regulatory or judicial filing or public statement or announcement that is inconsistent with, a statement with the SEC pursuant to Section 13(g) of the Exchange Act that includes a certification by such Person to the effect that such beneficial ownership does not have the purpose or effect of changing or influencing the control of the Company;

(c)           prior to such Person’s becoming a 20% Owner, at least two-thirds of the Company Incumbent Directors (such Company Incumbent Directors to be determined as of such date using the Agreement Date as the baseline date) shall have voted in favor of a resolution adopted by the Board to the effect that:

(i)            the terms and conditions of such Person’s investment in the Company will not have the effect of changing or influencing the control of the Company, and

(ii)           notwithstanding clause (a) of the definition of “Change of Control,” such Person’s becoming a 20% Owner shall be treated as though it were a Merger of Equals for purposes of this Agreement.

“Beneficial Owner” means such term as defined in Rule 13d-3 of the SEC under the Exchange Act.

“Board” means the Board of Directors of the Company.

“CEO” means Chief Executive Officer of the Company.

“Change of Control” means, except as otherwise provided at the end of this subsection, the occurrence of any one or more of the following:

(a)           any person (as such term is used in Rule 13d-5 promulgated by the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary or any employee benefit plan (or any related trust) of the Company or any of its subsidiaries, becomes the beneficial owner, as such term is defined in Rule 13d-3 promulgated by the SEC under the Exchange Act, of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all Voting Securities of the Company (such a person or group that is not a Similarly Owned Company (as defined below), a “20% Owner”), except that no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation (a “Similarly Owned Company”) with respect to which both more than 70% of the common stock of such corporation and Voting Securities representing more than 70% of the combined voting power of the Voting Securities of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be; or

(b)           the Company Incumbent Directors (determined using the Agreement Date as the baseline date) cease for any reason to constitute at least two-thirds of the directors of the Company then serving (provided that this clause (b) shall be inapplicable during a Post-Merger of Equals Period); or

(c)           approval by the stockholders of the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company (any of the foregoing, a “Reorganization Transaction”) that, based on information included in the proxy and other written materials distributed to the Company’s stockholders in connection with the solicitation by the Company of such stockholder approval, is not expected to qualify as an Exempt Reorganization Transaction; provided, however, that if (i) the merger or other agreement between the parties to a Reorganization Transaction expires or is terminated after the date of such stockholder approval but prior to the consummation of such Reorganization Transaction (a “Reorganization Transaction Termination”) or (ii) immediately after the consummation of the Reorganization Transaction, such Reorganization Transaction does qualify as an Exempt Reorganization Transaction notwithstanding the fact that it was not expected to so qualify as of the date of such stockholder approval, then such stockholder approval shall not be deemed a Change of Control for purposes of any Termination of Employment as to which the Termination Date occurs on or after the date of the Reorganization Transaction Termination or the date of the consummation of the Exempt Reorganization Transaction, as applicable; or

(d)           the consummation by the Company of a Reorganization Transaction that for any reason fails to qualify as an Exempt Reorganization Transaction as of the date of such consummation, notwithstanding the fact that such Reorganization Transaction was expected to so qualify as of the date of such stockholder approval; or

(e)           a 20% Owner who had qualified as an Approved Passive Holder ceases to qualify as such for any reason other than ceasing to be a 20% Owner (such cessation of Approved Passive Holder status to be considered for all purposes of this Agreement (including the definition of “Effective Date”) a Change of Control distinct from and in addition to the Change of Control specified in clause (a) above).

(f)            Notwithstanding the occurrence of any of the foregoing events, a Change of Control shall not occur with respect to Indemnitee if, in advance of such event, Indemnitee agrees in writing that such event shall not constitute a Change of Control.

“Company Incumbent Directors” means, determined as of any date by reference to any baseline date:

(a)           the members of the Board of Directors of the Company on the date of such determination who have been members of the Board of Directors of the Company since such baseline date, and

(b)           the members of the Board of Directors of the Company on the date of such determination who were appointed or elected after such baseline date and whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of two-thirds (100% for purposes of paragraph (a) of the definition of “Merger of Equals”) of the directors comprising the Company Incumbent Directors on the date of such vote or written consent, but excluding any such member whose initial assumption of office was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board of Directors of the Company, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), (iii) a proposed Reorganization Transaction, or (iv) a request, nomination or suggestion of any Beneficial Owner of Voting Securities representing 15% or more of the aggregate voting power of the Voting Securities of the Company or the Surviving Corporation, as applicable.

“Consummation Date” means the date on which a Reorganization Transaction is consummated.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by Indemnitee or Indemnitee’s Spouse, and who will not be materially affected, either to his benefit or detriment in a manner not shared by the Company and stockholders by a decision rendered in the Proceeding and who is free from the influence of other interested persons.

“Effective Date” means the date on which a Change of Control first occurs.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exempt Reorganization Transaction” means a Reorganization Transaction that results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 70% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing more than 70% of the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction.

“Expenses” means any and all costs and fees incurred in connection with any Proceeding including, without limitation, costs and fees reasonably incurred by counsel, consultants and experts, including all costs and fees reasonably incurred in connection with the enforcement of this Agreement.

“Independent Counsel” means the law firm or member(s) of a law firm retained to fulfill the duties contained in and otherwise comply with the requirements of Article V as an independent decision maker who shall not owe a fiduciary responsibility to, or have any attorney-client relationship with, either the Company, Indemnitee, or Indemnitee’s Spouse with respect to the matter for which the law firm or member(s) have been retained as Independent Counsel.  This Agreement is not intended to and does not supersede any obligations incumbent upon Independent Counsel pursuant to applicable standards of professional conduct.

“Liabilities” means all judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties and amounts paid in settlement and other liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of any such amounts) arising out of or in connection with any Proceeding; provided that Liabilities shall not include any Expenses.

“Merger of Equals” means, as of any date, a transaction that, notwithstanding the fact that such transaction may also qualify as a Change of Control, satisfies all of the conditions set forth in paragraphs (a) or (b) below:

(a)           If such date is on or after the Consummation Date, a Reorganization Transaction in respect of which all of the following conditions are satisfied as of such date, or, if such date is prior to the Consummation Date, a proposed Reorganization Transaction in respect of which the merger agreement or other documents (including the exhibits and annexes thereto) setting forth the terms and conditions of such Reorganization Transaction, as in effect on such date after giving effect to all amendments thereof or waivers thereunder, require that the following conditions be satisfied on and, where applicable, after the Consummation Date:

(i)            at least 50%, but not more than 70%, of the common stock of the Surviving Corporation outstanding immediately after the consummation of the Reorganization Transaction, together with Voting Securities representing at least 50%, but not more than 70%, of the combined voting power of all Voting Securities of the Surviving Corporation outstanding immediately after such consummation shall be owned, directly or indirectly, by the persons who were the owners, directly or indirectly, of the common stock and Voting Securities of the Company immediately before such consummation in substantially the same proportions as their respective direct or indirect ownership, immediately before such consummation, of the common stock and Voting Securities of the Company, respectively; and

(ii)           the Company Incumbent Directors (determined as of such date using the date immediately preceding the Effective Date as the baseline date) shall, throughout the period beginning on the Effective Date and ending on the third anniversary of the Effective Date, continue to constitute not less than 50% of the members of the Board; and

(iii)          the person who was the CEO of the Company immediately prior to the Effective Date shall serve as (x) the CEO of the Company throughout the period beginning on the Effective Date and ending on the Consummation Date and (y) the CEO of the Surviving Corporation at all times during the period commencing on the Consummation Date and ending on the first anniversary of the Consummation Date; provided, however, that a Reorganization Transaction that qualifies as a Merger of Equals shall cease to qualify as a Merger of Equals (a “Merger of Equals Cessation”) and shall instead qualify as a Change of Control that is not a Merger of Equals from and after the first date during the Post-Change Period (such date, the “Merger of Equals Cessation Date”) as of which any one or more of the following shall occur for any reason:

(A)          if any condition of clause (i) of paragraph (a) of this definition shall for any reason not be satisfied as of immediately after the consummation of the Reorganization Transaction; or
(B)           if as of the close of business on any date on or after the Effective Date, any condition of clauses (ii) or (iii) of paragraph (a) of this definition shall not be satisfied; or
(C)           if on any date prior to the first anniversary of the Consummation Date, the Company shall make a filing with the SEC, issue a press release, or make a public announcement to the effect that the Company is seeking or intends to seek a replacement for the CEO, whether such replacement is to become effective before or after such first anniversary.

(b)           As of such date, each Person, if any, who is a 20% Owner qualifies as an Approved Passive Holder.

The Company shall give Indemnitee written notice of any Merger of Equals Cessation and the applicable Merger of Equals Cessation Date as soon as practicable after the Merger of Equals Cessation Date.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

“Post-Change Period” means the period commencing on the Effective Date and ending on the third anniversary of the Effective Date.

“Post-Merger of Equals Period” means the period commencing on an Effective Date of a Change of Control that qualifies as a Merger of Equals and ending on the third anniversary of such Effective Date or, if sooner, the Merger of Equals Cessation Date.

“Proceeding” means any reasonably foreseeable, threatened, pending or completed action, suit, hearing, investigation or inquiry (whether internal or external) arbitration or other alternative dispute mechanism, or other proceeding, whether civil, criminal, administrative, regulatory, congressional, investigative or otherwise.

“SEC” means the Securities and Exchange Commission.

“Spouse” means the person with whom Indemnitee has entered into a lawful marriage, civil union, or domestic partnership arrangement that has not been annulled, dissolved, or otherwise invalidated or terminated under the law of the jurisdiction in which it was entered, including “Domestic Partner” as that term is used in the Company’s employee medical insurance program.

“Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

“Termination of Employment” means any termination of Indemnitee’s employment with, or position as a director of,  the Company, whether such occurs by reason of (a) the initiative of any Company or Indemnitee or (b) the death of Indemnitee.

“To The Fullest Extent Authorized By Law” means (i) to the fullest extent permitted by the General Corporation Law of Delaware as in effect on the date of this Agreement and as interpreted by the courts of Delaware, and (ii) to the fullest extent authorized or permitted by any interpretations of, amendments to or replacements of the General Corporation Law of Delaware adopted or announced after the date of this Agreement that increases the extent to which a corporation may provide indemnification.

“Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

ARTICLE II

Section 2.01       Services by Indemnitee.  Indemnitee hereby agrees to serve or continue to serve the Company, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation, is removed, or dies.

ARTICLE III

Section 3.01       Indemnification Generally.  The Company shall indemnify Indemnitee and Indemnitee’s Spouse who is or was made a party or a witness or other participant in or is or was threatened to be made a party or a witness or other participant in any Proceeding, by reason of the fact that the Indemnitee was or may be deemed a director, officer, employee or agent of the Company or is or was or may be deemed serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any and all Expenses and Liabilities actually and reasonably incurred To The Fullest Extent Authorized By Law, provided that, Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful.

Section 3.02       Successful Defense; Partial Success.  The Company shall indemnify Indemnitee and Indemnitee’s Spouse against any and all Expenses actually and reasonably incurred to the extent that such person has been successful on the merits or otherwise in the defense of any Proceeding referred to in Article III, Section 3.01.  A dismissal with or without prejudice shall be deemed a success in a Proceeding.  Where Indemnitee or Indemnitee’s Spouse is successful in defending against some, but not all, claims, issues or matters, the Company shall indemnify such person against any and all Expenses reasonably incurred in the defense of the claims, issues and matters that were successfully defended.

Section 3.03       Failure to Act.  If a determination as to Indemnitee’s or Indemnitee’s Spouse’s entitlement to indemnification shall not have been made pursuant to this Agreement within 60 days after the final disposition of the matter that is the subject of the request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of Indemnitee or Indemnitee’s Spouse, and Indemnitee or Indemnitee’s Spouse, as the case may be, shall be entitled to such indemnification provided that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making the determination in good faith requires such additional time to obtain or evaluate any documentation or information relating thereto.

ARTICLE IV

Section 4.01           Advances; Written Request.  The Company shall advance to Indemnitee and Indemnitee’s Spouse any and all Expenses actually incurred by such person in connection with any Proceeding within 14 calendar days of receipt of a written request for advancement, which may be delivered to the Company at such time and from time to time as Indemnitee or Indemnitee’s Spouse deems appropriate in such person’s discretion.  Advances shall be made without regard to the ability of Indemnitee or Indemnitee’s Spouse to repay such amounts.  Any such advances shall be made on an unsecured basis and be interest-free.  The Company agrees not to refuse advancement of Expenses on the grounds that, or assert as an affirmative defense or otherwise, in any Proceeding, that the amount of Expenses incurred by Indemnitee or Indemnitee’s Spouse is not reasonable.

Section 4.02           Sufficiency of Written Request for Advances.  A written request for advancement that conveys, without the need to do so verbatim, that Indemnitee or Indemnitee’s Spouse believes in good faith that such person is entitled to advancement of Expenses under the terms of this Agreement shall be sufficient to invoke the right to advancement under Article IV, Section 4.01.

Section 4.03           Undertaking; Promise to Repay.  Indemnitee hereby agrees and promises, and in accepting any advancement Indemnitee’s Spouse shall be deemed to have agreed and promised, that such person shall repay any and all advanced Expenses if a final determination is made that such person is not entitled to indemnification.  If a final determination is made that Indemnitee or Indemnitee’s Spouse is entitled only to partial indemnification, then Indemnitee and Indemnitee’s Spouse shall only repay advanced Expenses related to the portion of the Proceeding for which such person was not deemed entitled to indemnification.  The Company hereby agrees that this provision is in satisfaction of the requirement of Section 145(e) that Indemnitee and Indemnitee’s Spouse provide an undertaking to repay any advance for which such person is not deemed entitled to indemnification.

Section 4.04           Repayment of Advances.  Indemnitee and Indemnitee’s Spouse shall be required to repay any and all advanced Expenses under the terms of Article IV, Section 4.03 within 60 days of receipt of a written request providing that the request is pursuant to a resolution passed by a majority of the Board demanding repayment of the advanced Expenses.

ARTICLE V

Section 5.01           Notice to Company.  Indemnitee and Indemnitee’s Spouse shall notify the Company in writing as soon as reasonably practicable after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding with respect to which Indemnitee or Indemnitee’s Spouse intends to seek indemnification or advancement of Expenses and Liabilities under this Agreement.  All notices to the Company shall be addressed to The Allstate Corporation, 2775 Sanders Road, Northbrook, IL  60062, or such other address as shall be specified by the Company, to the attention of the General Counsel of the Company.

Section 5.02           Notice by Company.  The Company shall notify Indemnitee and Indemnitee’s Spouse at address specified on the signature page of this Agreement in writing as soon as reasonably practicable after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding with respect to which Indemnitee or Indemnitee’s Spouse may be entitled to indemnification or advancement under this Agreement.

Section 5.03           Determination of Entitlement to Indemnification.  (a)  Except as otherwise provided pursuant to Section 5.03(b) and Section 5.03(c), upon the final disposition of the matter that is the subject of the request for indemnification delivered pursuant to this Article, a determination shall be made with respect to Indemnitee’s and Indemnitee’s Spouse’s entitlement thereto in the specific case.  If a Change in Control shall not have occurred, such determination shall be made (i) by a majority vote of the Disinterested Directors or of a committee of Disinterested Directors (in either case, even though less than a quorum of the Board) or (ii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel.  If a Change in Control shall have occurred, such determination shall be made by Independent Counsel.  Any determination made by Independent Counsel pursuant to this Section shall be in the form of a written opinion to the Board, a copy of which shall be delivered to Indemnitee and Indemnitee’s Spouse.

(b)           If a Change in Control in the Company has not occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee or Indemnitee’s Spouse advising such person(s) of the identity of Independent Counsel.  If a Change in Control has occurred, the Independent Counsel shall be selected by Indemnitee or Indemnitee’s Spouse (unless such persons request that such selection be made by the Board), and such person(s) shall give written notice to the Company advising it of the identity of the Independent Counsel selected.

(c)           If it is determined that Indemnitee or Indemnitee’s Spouse is entitled to indemnification, payment to such person(s) shall be made within 10 calendar days after such determination.

Section 5.04           Cooperation with Independent Counsel.  Indemnitee and Indemnitee’s Spouse and the Company agree to reasonably cooperate with the Independent Counsel including providing, upon reasonable request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the party of whom the request was made and reasonably necessary to the fulfillment of Independent Counsel’s duties under Section 5.03.

Section 5.05           Payment of Independent Counsel.  The Company agrees to pay all Expenses incurred by Independent Counsel in connection with the fulfillment of Independent Counsel’s duties under Section 5.03.

Section 5.06           Payment of Costs of Complying with Independent Counsel.  The Company agrees to pay all Expenses incurred by Indemnitee or Indemnitee’s Spouse in cooperating with Independent Counsel in the fulfillment of Independent Counsel’s duties under Section 5.03 (irrespective of the determination as to Indemnitee or Indemnitee’s Spouse’s entitlement to indemnification), and the Company agrees to hold such persons harmless from such Expenses.

Section 5.07           Objections to Selection of Independent Counsel.  Following receipt of notice of the selection of Independent Counsel, in either case, the party receiving the notice may, within 10 calendar days, deliver to the other party a written objection to such selection; provided that such objection may be asserted only on the ground that Independent Counsel selected does not meet the requirements of “Independent Counsel” as defined in Article I of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person selected shall act as Independent Counsel.  If a proper and timely objection is made, the person selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court of Chancery (or, at Indemnitee’s option pursuant to an arbitration) has determined that such objection is without merit.  If, within 20 days after receipt by the Company of a request for indemnification pursuant to this Agreement, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee or Indemnitee’s Spouse may petition the Delaware Court of Chancery (or, at such person’s option an arbitration) for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment of another person as Independent Counsel, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel.

Section 5.08           Appeal Right.  Indemnitee and Indemnitee’s Spouse and the Company shall have the right to appeal any decision of the Disinterested Directors, the Board or Independent Counsel to the Delaware Court of Chancery, or, at Indemnitee’s or Indemnitee’s Spouse’s or Company’s sole option, to an arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Any such adjudication or arbitration shall be conducted in all respects as a de novo trial or arbitration on the merits.  In any such adjudication or arbitration the presumptions and burdens articulated in Article VI shall apply and any decision of the Disinterested Directors, the Board or Independent Counsel shall not be admissible as evidence.

Section 5.09           Validity of Agreement.  The Company shall not oppose the right of Indemnitee or Indemnitee’s Spouse to seek any adjudication or arbitration sought under the terms of this Agreement and shall be precluded from asserting that the procedures or presumptions contained herein are not valid, binding or enforceable and shall stipulate in any such adjudication or arbitration that the Company is bound by all of the provisions of this Agreement.

ARTICLE VI

Section 6.01           Presumptions and Burdens of Proof.  Indemnitee and Indemnitee’s Spouse shall be entitled to a presumption that such person is entitled to indemnification, advancement of Expenses or both under this Agreement if the notice requirement of Article V, Section 5.01 has been met.  The Company shall bear the burden of proving, by a preponderance of the evidence that Indemnitee or Indemnitee’s Spouse is not entitled to indemnification or advancement.  Neither a determination by the Disinterested

Directors, by the Board or by Independent Counsel against Indemnitee or Indemnitee’s Spouse, nor the termination of any Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere, or its equivalent, shall create a presumption that Indemnitee or Indemnitee’s Spouse is not entitled to indemnification or advancement or otherwise affect the burden of proof or persuasion in any subsequent Proceeding.  In any Proceeding regarding the rights of the Indemnitee or Indemnitee’s Spouse to indemnification, advances of Expenses or both under this Agreement, any decision of the Disinterested Directors, the Board or Independent Counsel shall not be admissible as evidence.

ARTICLE VII

Section 7.01           Amendment.  This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 7.02           Binding Effect.  (a)  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it in order to induce Indemnitee to serve the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving the Company.

(b)           This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, heirs, executors, administrators or other successors.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all or a substantial part of the business or assets of the Company, by written agreement in the form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c)           The indemnification and advancement of Expenses provided by this Agreement shall continue as to a person who has ceased to be a director, officer, employee or agent or is deceased and shall inure to the benefit of the heirs, executors, administrators or other successors of the estate of such person.

Section 7.03           Consent to Jurisdiction.  Except with respect to any arbitration commenced by Indemnitee, the Company and Indemnitee, on behalf of the Indemnitee and Indemnitee’s Spouse, hereby irrevocably and unconditionally (i) agree that any action, suit or other proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Chancery Court and any court to which an appeal may be taken in such action, suit or other proceeding and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action, suit or other proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action, suit or other proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action, suit or other proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 7.04           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

Section 7.05           Defense of Claims.  The Company shall be entitled to participate in any Proceeding at its own expense.  The Company shall not settle any Proceeding (in whole or in part) in a manner that imposes any expense, liability or limitation on Indemnitee or Indemnitee’s Spouse without his or her prior written consent unless the Company first indemnifies such person.  Such consent cannot be unreasonably withheld.  Indemnitee or Indemnitee’s Spouse shall not settle any Proceeding (in whole or in part) in a manner that imposes any expense, liability or limitation on the Company without the Company’s prior written consent.  Such consent cannot be unreasonably withheld.

Section 7.06           Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the matters covered herein and supersedes all prior oral or written understandings or agreements with respect to the matters covered herein, except that, this Agreement shall not supersede any indemnification provisions contained in any other agreement between the Company and the Indemnitee the primary purpose of which is to provide rights other than indemnification, including but not limited to, employment and severance agreements.  This Section shall not be construed to limit any other rights Indemnitee or Indemnitee’s Spouse may have under the Company’s Certificate of Incorporation and Bylaws, applicable law or otherwise.

Section 7.07           Governing Law.  This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

Section 7.08           Headings.  The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 7.09           Imputation.  The knowledge or actions or failure to act on the part of any person, including any fiduciary of the Company shall not be imputed to Indemnitee or Indemnitee’s Spouse for purposes of determining entitlement to indemnification under this Agreement.

Section 7.10           Liability Insurance.  The Company shall obtain and maintain with reputable insurance companies an insurance policy or policies providing general and/or directors and officers liability insurance on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable than those of such policy or policies in effect on the date hereof except for any changes approved by the Board prior to a Change in Control, provided that such coverages are available on commercially reasonable terms.  Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any member of the Board.  Upon request by Indemnitee or Indemnitee’s Spouse, the Company shall provide to such person copies of any such policy or policies in effect.  The Company shall promptly notify Indemnitee and Indemnitee’s Spouse of any material change in the insurance coverage.

Section 7.11           Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable To The Fullest Extent Permitted By Law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 7.12           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand or by courier and receipted for by the Person to whom said notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, on the fifth business day after the date on which it is so mailed or (c) if sent by facsimile transmission and fax confirmation is received, on the next business day following the date on which such facsimile transmission was sent.  Addresses for notice to the Company and the Indemnitee and Indemnitee’s Spouse are as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.

Section 7.13           Statute of Limitations.  The Company agrees not to assert that a claim for indemnification is barred by the statute of limitations as an affirmative defense or otherwise.

Section 7.14           Subrogation.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee and Indemnitee’s Spouse, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee or Indemnitee’s Spouse has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.  The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving as a director, officer, employee or agent (including a fiduciary) of another partnership, joint venture, trust or other enterprise at the request of the Company shall be reduced by any amount Indemnitee or Indemnitee’s Spouse has actually received as indemnification or advancement of Expenses from such partnership, joint venture, trust or other enterprise.

Section 7.15           Use of Certain Terms.  As used in this Agreement, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, Section, or other subdivision.  Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 7.16           Waivers.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party against which such waiver is to be asserted.  Unless otherwise expressly provided herein, no delay on the part of the party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

THE ALLSTATE CORPORATION

By:

Name:
Title:
	Address:	2775 Sanders Road
Northbrook, IL 60062
Attention: General Counsel

INDEMNITEE

Name:
Address:

INDEMNITEE SPOUSE
Name:
Address: